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                                                                 EXHIBIT (23)(D)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



____We hereby consent to the use of our report, dated September 23, 1994, on the financial statement of Polaris Industries Inc. included in or made a part of this Registration Statement. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data and Summary of Operations" in such Prospectus.



                                          McGLADREY & PULLEN



Minneapolis, Minnesota
November 18, 1994